THIRD AMENDMENT

                                       TO

                             PARTICIPATION AGREEMENT

     Third Amendment, effective October ___, 2009 to The Participation Agreement, (the "Agreement"), dated December 1, 2001, as amended, by and among MONY Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors (formerly known as PIMCO Funds Distributors LLC), (collectively, the "Parties").

     WHEREAS, MONY Life Insurance Company merged with AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company ("AXA Equitable"), a New York Life Insurance Company; and

     WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

     The Parties hereby agree to amend the Agreement as follows:

     1. Additional Party. AXA Equitable is hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include AXA Equitable.

     2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment as of the date first above set forth.


PIMCO VARIABLE INSURANCE TRUST            ALLIANZ GLOBAL INVESTORS DISTRIBUTORS
                                          LLC

By:  __________________________________   By:___________________________________

Name:__________________________________   Name:_________________________________

Title:_________________________________   Title:________________________________

Date:__________________________________   Date:_________________________________


AXA EQUITABLE LIFE INSURANCE              MONY LIFE INSURANCE COMPANY, on behalf
COMPANY, on behalf of itself and its      of itself and its separate accounts
separate accounts

By:  __________________________________   By:___________________________________

Name: Steven M. Joenk                     Name: Steven M. Joenk

Title: Senior Vice President              Title: Senior Vice President

Date:__________________________________   Date:_________________________________


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                                   SCHEDULE A
                                   ----------

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

All Portfolios of PIMCO Variable Insurance Trust

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  SEPARATE ACCOUNT AND DATES ESTABLISHED                 CONTRACTS
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MONY Variable Account L                         All Contracts Supported by the
November 28, 1990                               Separate Account
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MONY Variable Account A                         All Contracts Supported by the
November 28, 1990                               Separate Account
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AXA Equitable Separate Account 49               All Contracts Supported by the
November 17, 1994                               Separate Account
--------------------------------------------------------------------------------
AXA Equitable Separate Account 65               All Contracts Supported by the
September 19, 1996                              Separate Account
--------------------------------------------------------------------------------


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